EXHIBIT 8.1

                        [Shearman & Sterling Letterhead]



                                                               December 29, 1995



Alexander's, Inc.
c/o Vornado Realty Trust, Manager
Park 80 West, Plaza II
Saddle Brook, New Jersey  07663

Dear Sirs:

          We are acting as counsel for Alexander's, Inc. (the "Company") in connection with the Registration Statement on Form S-3, as amended (Registration Statement No. 33-62779) (the "Registration Statement"), being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus, of the Company's (i) debt securities (the "Debt Securities"), (ii) warrants to purchase Debt Securities, (iii) shares of preferred stock, $1.00 par value per share (the "Preferred Shares"), (iv) Preferred Shares represented by depositary shares and
(v) shares of common stock, $1.00 par value per share, with an aggregate issue price of up to $250,000,000. We hereby confirm to you our opinion set forth under the heading "Certain Federal Income Tax Considerations" in the Prospectus. We are not hereby expressing any opinion concerning the factual basis for the Company's qualification for any taxable year as a real estate investment trust (a "REIT") under Sections 856 through 859 of the Internal Revenue Code of 1986, as amended. In rendering this opinion we have relied, as to the Company's qualification as a REIT, upon the statements of the Company set forth in the Prospectus under the heading "Certain Federal Income Tax Considerations".

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the use of our name under the heading "Certain Federal Income Tax Considerations" in the Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.


                                        Very truly yours,




                                        /s/ SHEARMAN & STERLING